SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549

                            _______________________


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                     Date of Report. . . . March 7, 1997
                      (Date of earliest event reported)


                             The Chubb Corporation
            (Exact name of registrant as specified in its charter)


  New Jersey               1-8661                       13-2595722
---------------        -----------------             --------------------
(State or other         (Commission File              (IRS Employer
jurisdiction of         Number)                       Identification No.)
incorporation)


                             15 Mountain View Road
                                P. O. Box 1615
                              Warren, New Jersey                 07061-1615
                  ----------------------------------------       ----------
                  (Address of principal executive offices)       (Zip Code)


Registrant's telephone number including area code . . (908) 903-2000


                                Not Applicable
------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. Other Information

On March 7, 1997, The Chubb Corporation (the "Registrant") issued the press release attached as Exhibit 20.1 to this report and incorporated herein by reference.

Any statements in this Report on Form 8-K and the exhibit hereto which may be considered to be "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 are subject to certain risks and uncertainties. The factors which could cause actual results to differ materially from those suggested by any such statements include, but are not limited to those discussed or identified from time to time in the Corporation's public filings with the Securities & Exchange Commission and specifically to: risks or uncertainties associated with the Corporation's announced sale activities relating to portions of its non-property and casualty business, or associated with its expectations of proceeds deployment, asset valuations, or premium and investment income growth projections and new cash available for investment, and, more generally, to: general economic conditions including changes in interest rates and the performance of the financial markets, changes in domestic and foreign laws, regulations and taxes, changes in competition and pricing environments, regional or general changes in asset valuation, the occurrence of significant natural disasters, the inability to reinsure certain risks economically, the adequacy of loss reserves, as well as general market conditions, competition, pricing and restructurings.

Item 7. Financial Statements, Pro Forma Financial Information and       Exhibits

(c)  Exhibits.

20.1 Registrant's press release dated March 7, 1997.



                                   SIGNATURE



            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    THE CHUBB CORPORATION



Date: March 7, 1997                 By: /s/Robert Rusis
                                        ----------------------------
                                        Name:  Robert Rusis
                                        Title: Senior Vice President
                                               and General Counsel



                            EXHIBIT INDEX

Exhibit      Description of Exhibit
-------      ----------------------

 20.1        Registrant's press release, dated March 7, 1997.